Exhibit  10.3

ASSIGNMENT

            For good and valuable consideration, the sufficiency of which each party acknowledges through their signature hereunder, Ava Rosenberg agrees to assign and transfer and Riverbend Telecom and Riverbend agrees to accept such assignment and transfer of that certain Agent Agreement dated July 30, 2002, together with all obligations and responsibilities thereunder.

            Riverbend agrees to indemnify and hold Ava Rosenberg harmless from any residual or ongoing obligations pursuant to that Agent Agreement

                                                                        /s/ Ava Rosenberg
                                                                        Ava Rosenberg

                                                                        /s/ Leon Nowalsky, President
                                                                        Riverbend Telecom, Inc.